UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event
reported):    March 11, 2005

Bakers Footwear Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Missouri	000-50563	43-0577890

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2815 Scott Avenue St. Louis, Missouri	63103

(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:

(314)621-0699

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        [   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        [   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        [   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        [   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.      Results of Operations and Financial Condition.

         On March 11, 2005, Bakers Footwear Group, Inc. (the “Company”) issued a press release announcing earnings and operating results for the fourth quarter and fiscal year ended on January 1, 2005. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated by reference herein. The description of the press release contained herein is qualified in its entirety by the full text of such exhibit.

Item 5.03.      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

        On March 11, 2005, the Board of Directors of the Company approved a change in its fiscal year to the standard retail calendar, which closes on the Saturday closest to the end of January. The Company will have a four week transition period beginning on January 2, 2005 and ending January 29, 2005. Bakers new fiscal year will begin on January 30, 2005 and will end on January 28, 2006. The results of the transition period will be reported on Form 10-Q along with the results of the first quarter of fiscal year 2005, ending April 30, 2005.

Item 8.01.     Other Events.

        On March 11, 2005, certain members of the Company's management team held a conference call. A copy of the conference call transcript is attached hereto as Exhibit 99.2 and is incorporated by reference herein. The conference call was broadly accessible to the public by dial-in conference call and by web cast.

        The information provided under this Item 8.01, including the accompanying Exhibit 99.2, is being furnished under Item 8.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act regardless of the general incorporation language included in such filings.

Item 9.01.      Financial Statements and Exhibits.

(c)    Exhibits

Exhibit Number	Description of Exhibit

99.1	Press release dated March 11, 2005
99.2	Transcript of conference call held March 11, 2005

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAKERS FOOTWEAR GROUP, INC.

Date: March 16, 2005	By:	/s/ Lawrence L. Spanley, Jr.
Lawrence L. Spanley, Jr. Chief Financial Officer, Vice President-Finance, Treasurer and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press release dated March 11, 2005
99.2	Transcript of conference call held March 11, 2005